                                                                     Exhibit 4.6

                                  DEED OF TRUST
                         (Hancock County, West Virginia)

                  THIS DEED OF TRUST ("DEED OF TRUST"), made as of _____________ ___, 200__, is made and executed by WEIRTON STEEL CORPORATION, a Delaware corporation ("GRANTOR"), having its principal offices at 400 Three Springs Drive, Weirton, West Virginia 26062, MARY CLARE EROS, being a resident of Jefferson County, West Virginia, as Trustee ("TRUSTEE"), having an address of 217 West Burke Street, Martinsburg, West Virginia 25401, for the benefit of CHASE MANHATTAN TRUST COMPANY, National Association ("CHASE"), having an address of
--------------------------------.

                                    RECITALS

         WHEREAS, Grantor is the owner of the fee simple interest in the Land (as hereinafter defined); and

         WHEREAS, in connection with the Grantor's issuance of its 10% Senior Secured Discount Notes Due 2008 ("SECURITIES"), Grantor and Chase executed that certain Indenture, dated as of even date herewith ("INDENTURE"); and

         WHEREAS, the Grantor desires to execute and deliver this Deed of Trust to Trustee as additional security for the faithful and timely performance of the obligations of Grantor under the Indenture and this Deed of Trust; and

         WHEREAS, on even date herewith, certain Secured Pollution Control Revenue Bonds ("SECURED SERIES 2001 Bonds") are being issued pursuant to that certain Indenture of Trust between the City of Weirton, West Virginia ("City") and Grantor, dated of even date herewith, and

         WHEREAS, in connection with the Secured Series 2001 Bonds, Grantor is also granting a Deed of Trust to the City ("CITY DEED OF TRUST") in the Property (as hereinafter defined), and the City's interest therein is being assigned by the City to Chase in it capacity as trustee with respect to the Secured Series 2001 Bonds; and

         WHEREAS, this Deed of Trust and the City Deed of Trust shall be first priority security interests in the Property on a pari passu basis; and

         WHEREAS, on even date herewith, the Grantor and Chase, in its capacity as trustee with respect to the Secured Series 2001 Bonds and in its capacity as trustee with respect to the Securities have entered into an Intercreditor Agreement ("INTERCREDITOR AGREEMENT") governing the relative rights, responsibilities and obligations between Grantor and Chase, in its capacity as trustee with respect to the Secured Series 2001 Bonds and in its capacity as trustee with respect to the Securities, with respect to, among other things, the Property.

                                GRANTING CLAUSES

                  To secure the payment of amounts owing in respect of the Securities ("OBLIGATIONS") and the performance and observance of all covenants and conditions contained in this Deed of Trust, the Indenture, and any other documents and instruments now or hereafter executed by Grantor to evidence, secure or guarantee the payment of all or any portion of the Obligations under the Indenture, this Deed of Trust, and any and all renewals, extensions, amendments and replacements of this Deed of Trust, the Indenture and any such other documents and instruments (the Indenture, this Deed of Trust, the Intercreditor Agreement, and any other documents and instruments now or hereafter executed and delivered in connection with the Indenture, and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "INDENTURE INSTRUMENTS") (all Obligations and other liabilities, covenants and conditions secured hereby being hereinafter sometimes referred to as "BORROWER'S LIABILITIES") and in consideration of the indebtedness and trusts hereinafter set forth and of the sum of $10, Grantor does hereby assign, grant and convey unto Trustee, in trust with the power of sale, the following described property and, with respect to that portion of the following described property which is personal property, unto Trustee and Chase, subject to the terms and conditions herein and the Intercreditor Agreement:

                  (A) The land located in Hancock County, West Virginia, legally described in attached EXHIBIT A ("LAND");

                  (B) All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature which constitute fixtures with respect to the Land, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("IMPROVEMENTS");

                  (C) All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("APPURTENANCES");

                  (D) (i) All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

                  (ii) All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements,

Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein and subject to the Intercreditor Agreement, Chase is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the Borrower's Liabilities and other sums secured hereby; and

                  (iii) All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

                  (E) All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "RENTS"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the revocable license given to Grantor to collect and use the Rents as provided in this Deed of Trust;

                  (F) Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Grantor which contain evidence of payments made under the leases and all security given therefor (collectively, the "LEASES"), subject, however, to the revocable license given in this Deed of Trust to Grantor to collect the Rents arising under the Leases as provided in this Deed of Trust;

                  (G) Any and all after-acquired right, title or interest of Grantor in and to any of the property described in the preceding Granting Clauses; and

                  (H) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

                  All of the Property described in the Granting Clauses, together with all real and personal, tangible and intangible property pledged in, or to which a security interest attaches pursuant to, any of the Indenture Instruments is sometimes referred to collectively as the "PROPERTY." The Rents and Leases are pledged on a parity with the Land and Improvements and not secondarily.

                  TO HAVE AND TO HOLD the Property unto Trustee and its successors in trust forever.

                  IN TRUST NEVERTHELESS, to secure payment of Borrower's Liabilities.

                                   ARTICLE ONE
                              COVENANTS OF GRANTOR

                  Grantor covenants and agrees with Chase as follows:

                  1.1. PERFORMANCE UNDER INDENTURE, DEED OF TRUST AND OTHER INDENTURE INSTRUMENTS. Grantor shall perform, observe and comply with or cause to be performed, observed and complied with, in a complete and timely manner, all provisions hereof and of the Indenture Instruments.

                  1.2. GENERAL COVENANTS AND REPRESENTATIONS. Grantor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Grantor is seized of an indefeasible estate in fee simple in that portion of the Property which is real property, and has good and absolute title to it and the balance of the Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except for Permitted Liens (as defined in the Indenture) (including the City Deed of Trust) and those set forth on Schedule B of the loan policy of title insurance accepted by Chase insuring the lien of this Deed of Trust permitted by Chase (such liens, security interests, charges and encumbrances being hereinafter referred to as the "PERMITTED ENCUMBRANCES"), which Permitted Encumbrances shall include the licenses, covenants, restrictions, easements and rights of way granted from time to time by Grantor for utilities, pipelines, egress and ingress servicing or benefiting the Property and/or other property owned, leased or occupied by Grantor, any affiliate of Grantor, or any successor or assignee of Grantor or any affiliate of Grantor, under that certain Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of ____________, 2001; and (b) Grantor will maintain and preserve the lien of this Deed of Trust as a first and paramount lien on the Property, subject only to the Permitted Encumbrances and Permitted Liens (including the City Deed of Trust) , until Borrower's Liabilities have been paid in full and all obligations of Chase under the Indenture Instruments have been terminated.

                  1.3. COMPLIANCE WITH LAWS AND OTHER RESTRICTIONS. Grantor covenants and represents that the Land and the Improvements and the use thereof presently comply with, and, to the extent required by the Indenture, will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

                  1.4. TAXES AND ASSESSMENTS. Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Property or any part thereof, or upon or against this Deed of Trust or Borrower's Liabilities; provided, however, that Grantor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge.

                  1.5. MECHANIC'S AND OTHER LIENS. Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than Permitted Encumbrances and any lien for taxes and assessments not yet due) to be created upon or against the Property; provided, however, that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien.

                  1.6. INSURANCE AND CONDEMNATION.

                  1.6.1. INSURANCE POLICIES. Grantor shall, at its sole expense and in accordance with past practice, obtain for, deliver to, assign to and maintain for the benefit of Chase, the following polices of insurance with respect to the Land and Improvements:

                   [current insurance coverage to be inserted]

                  1.6.2. ADJUSTMENT OF LOSS; APPLICATION OF PROCEEDS. Except as otherwise may be provided by the Indenture and subject to the Intercreditor Agreement, Chase is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Property and to collect and receive the proceeds from any such policy or policies. Grantor hereby irrevocably appoints Chase as its attorney-in-fact for the purposes set forth in the preceding sentence. The entire amount of such proceeds, awards or compensation shall be applied as provided in the Intercreditor Agreement.

                  1.6.3. CONDEMNATION AWARDS. Subject to the Intercreditor Agreement, Chase shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Property or any part thereof,
(ii) damage to the Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Property. Subject to the Intercreditor Agreement, Chase is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Grantor hereby irrevocably appoints Chase as its attorney-in-fact for the purposes set forth in the preceding sentence. In the event that Grantor acquires any real estate to replace all or any portion of the Property which became subject to any such action or proceeding, Grantor shall execute and deliver to Chase a deed of trust of such replacement property, which deed of trust shall be in substantially the same form as this Deed of Trust, and Grantor shall deliver to Chase a survey and a title insurance policy and such other items in connection with such replacement property as Chase may require, all in form and substance satisfactory to Chase.

                  1.6.4. OBLIGATION TO REPAIR. If all or any part of the Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, the rights and responsibilities of the Grantor to restore and repair the Property and the disposition and use of the proceeds, award or other compensation related thereto as a result thereof shall be as set forth in the Intercreditor Agreement.

                  1.7. CHASE MAY PAY; DEFAULT RATE. Upon Grantor's failure to pay any amount required to be paid by Grantor under any provision of this Deed of Trust, Chase may (but shall not have the obligation or duty) pay the same. Grantor shall pay to Chase on demand the amount so paid by Chase together with interest at a rate equal to the highest rate payable under the Indenture after the occurrence of an "Event of Default" as such term is defined in the Indenture (the "DEFAULT RATE") and the amount so paid by Chase, together with interest, shall be added to Borrower's Liabilities.

                  1.8. CARE OF THE PROPERTY. Grantor shall preserve and maintain the Property in good operating condition. Grantor shall not, without the prior written consent of Chase, permit, commit or suffer any waste, impairment or deterioration of the Property or of any part thereof. Except to the extent that capital expenditures are permitted by the Indenture, no new improvements shall be constructed on the Property and no part of the Property shall be altered in any material manner without the prior written consent of Chase.

                  1.9. TRANSFER OR ENCUMBRANCE OF THE PROPERTY. Except as permitted by the Indenture, Grantor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Property, any part thereof, or any interest therein, without the prior written consent of Chase having been obtained.

                  1.10. FURTHER ASSURANCES. At any time and from time to time, upon Chase's request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Chase, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Chase, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Chase may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Deed of Trust.

                  1.11. ASSIGNMENT OF RENTS. The assignment of rents, income and other benefits contained in Section (E) of the Granting Clauses of this Deed of Trust shall be fully operative without any further action on the part of either party, and, specifically, Chase shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, and subject to the Intercreditor Agreement, to all rents, income and other benefits from the Property, whether or not Chase takes possession of such property. Such assignment and grant shall continue in effect until Borrower's Liabilities are paid in full and all obligations of Chase under the Indenture have been terminated, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Property by Chase pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred, Grantor shall have a revocable license to continue to collect the rents, income and other benefits from the Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.

                  1.12. AFTER-ACQUIRED PROPERTY. To the extent permitted by, and subject to, applicable law, the lien of this Deed of Trust shall automatically attach, without further act, to all property hereafter acquired by Grantor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

                  1.13. LEASES AFFECTING PROPERTY. Grantor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Property or any part thereof. The assignment contained in Sections (E) and (F) of the Granting Clauses shall not be deemed to impose upon Chase any of the obligations or duties of the landlord or Grantor provided in any lease.

                  1.14. MANAGEMENT OF PROPERTY. Grantor shall cause the Property to be managed at all times in accordance with sound business practice.

                  1.15. EXECUTION OF LEASES. Grantor shall not permit any leases to be made of the Property, or to be modified, terminated, extended or renewed, without the prior written consent of Chase.

                  1.16. EXPENSES. In the event of foreclosure hereof, Chase shall be entitled to add to Borrower's Liabilities its reasonable expenses, including, without limitation, reasonable attorneys' fees, related thereto.


                                   ARTICLE TWO
                                    DEFAULTS

                  2.1. EVENT OF DEFAULT. The term "EVENT OF DEFAULT," wherever used in this Deed of Trust, shall mean any one or more of the following events:

                  (a) The failure by Grantor to keep, perform, or observe any covenant, condition or agreement on the part of Grantor in this Deed of Trust and such failure is not cured to Chase's satisfaction within fifteen (15) days after the sooner to occur of Grantor's receipt of notice of such breach from Chase or the date on which such failure or neglect first becomes known to any officer of Grantor, except for any occurrence described in the Indenture for which a different grace or cure period is specified or which constitutes an immediate "Event of Default" under and as defined in the Indenture, in which event the Indenture will control.

                  (b) The occurrence of an "Event of Default" under and as defined in the Indenture or any of the other Indenture Instruments.

                                  ARTICLE THREE
                                    REMEDIES

                  3.1. ACCELERATION OF MATURITY; COLLECTION. If an Event of Default shall have occurred, Chase may declare all Borrower's Liabilities to be immediately due and payable, and thereupon collect Borrower's Liabilities by proper action, foreclosure of this Deed of Trust, or any other equitable proceeding.

                  3.2. POSSESSION AND OPERATION OF PROPERTY. If an Event of Default shall have occurred, in addition to all other rights herein conferred, Chase may have a receiver appointed or cause Trustee to enter on the Property, either in person or by Chase, and take possession and charge of the Property, collect the Rents and have a receiver appointed for such purposes.

                  3.3. FORECLOSURE. After Borrower's Liabilities have been accelerated, Trustee, upon the written request of Chase, shall foreclose upon and sell the Property for cash in hand on day of sale to satisfy the Borrower's Liabilities in accordance with applicable provisions of West Virginia law. From the proceeds of such sale, Trustee shall pay costs and expenses and distribute the remaining proceeds thereafter in accordance with the terms and provisions of the Intercreditor Agreement. If foreclosure proceedings are instituted but not completed, Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in commencing such proceedings. Subject to the Intercreditor Agreement, any sale may be adjourned from time to time by oral proclamation by Trustee. Chase and Trustee shall also have all rights, remedies and powers of a secured party under the Uniform Commercial Code of West Virginia, as to personal property, fixtures and other applicable portions of the Property.

                  3.4. FORECLOSURE NOTICE. A copy of any notice of foreclosure sale and any other notices hereunder shall be served on Grantor by certified mail, return receipt requested, at the address for notice provided in Section
4.2 herein or at such other address as may be given to Chase in writing by Grantor subsequent to the execution and delivery of this Deed of Trust. Any notice of a subordinate lien, any notice of other liens pursuant to W. Va. Code ss. 38-1-4 or other notice may be served on Chase at its address on the first page of this Deed of Trust.

                  3.5. ACTION OF TRUSTEE. Trustee may act in the execution of this trust, by Chase or attorney. It is not necessary for Trustee to be personally present at any foreclosure sale.

                  3.6. SUBSTITUTION OF TRUSTEE. Chase may from time to time, for any reason or for no reason, substitute another Trustee, corporation or person, in place of the Trustee herein named. Upon each such appointment, the substituted Trustee shall be vested with all the rights, titles, interests, powers, duties and trusts conferred upon the Trustee herein named. Each appointment and substitution shall be evidenced by an instrument in writing, executed and acknowledged by Chase, which when recorded in the office of the Clerk of the County

Commission of Hancock County, shall be conclusive proof of the proper substitution and appointment and notice to all parties in interest.

                  3.7. PERSONAL PROPERTY AND FIXTURES. If an Event of Default shall have occurred and be continuing, Chase shall have all rights and remedies of a secured party under the Uniform Commercial Code of West Virginia, including the right to sell it at public or private sale or otherwise dispose of, lease or use it, without regard to preservation of the Property or its value and without the necessity of a court order.

                  3.8. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Chase by the Indenture, any and all Security Document, this Deed of Trust or any other Indenture Instrument or any instrument evidencing or securing Borrower's Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Indenture, any and all Security Documents or any other Indenture Instrument or any instrument evidencing or securing Borrower's Liabilities, or now or hereafter existing at law, in equity or by statute.


                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

                  4.1. HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever Grantor or Chase are named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Deed of Trust shall bind the successors and assigns of Grantor, including any subsequent owner of all or any part of the Property and inure to the benefit of the successors and assigns of Chase.

                  4.2. NOTICES. Except as specifically set forth herein, all notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Deed of Trust to Grantor or Chase shall be directed to Grantor or Chase, as the case may be, in the manner and at the addresses for notice set forth in the Indenture.

                  4.3. HEADINGS. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

                  4.4. INVALID PROVISIONS. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

                  4.5. CHANGES. Neither this Deed of Trust nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.

                  4.6. GOVERNING LAW. The validity and interpretation of this Deed of Trust shall be governed by and interpreted in accordance with the internal laws of the State of West Virginia, without regard to conflicts of law principles.

                  4.7. LIMITATION OF INTEREST. The provisions of the Indenture regarding the payment of lawful interest are hereby incorporated herein by reference.

                  4.8. LAST DOLLAR. The lien of this Deed of Trust shall remain in effect until the last dollar of Borrower's Liabilities is paid in full and all obligations of Chase under the Indenture have been terminated.

                  4.9. RELEASE. Upon full payment and satisfaction of Borrower's Liabilities and the termination of all obligations of Chase under the Indenture, Chase shall issue to Grantor an appropriate release or satisfaction in recordable form.

                  4.10. TIME OF THE ESSENCE. Time is of the essence with respect to this Deed of Trust and all the provisions hereof.

                  4.11. INDENTURE. The Borrower's Obligations are governed by terms and provisions set forth in the Indenture and in the event of any conflict between the terms of this Deed of Trust and the terms of the Indenture, the terms of the Indenture shall control.

                  4.12. REPLACEMENT OF INDENTURE. Any one or more of the financial institutions which are or become a party to the Indenture as trustees may from time to time be replaced. As the indebtedness secured by this Deed of Trust shall remain the same, such replacement of trustees shall not be construed as a novation and shall not affect, diminish or abrogate Grantor's liability under this Deed of Trust or the priority of this Deed of Trust.

                  IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                                    WEIRTON STEEL CORPORATION,
                                    a Delaware corporation

                                    By
                                      ------------------------------------------
                                    Name:  Mark E. Kaplan
                                    Title: Vice President and Chief Financial
                                           Officer

                                 ACKNOWLEDGMENT




STATE OF WEST VIRGINIA,
COUNTY OF HANCOCK, TO-WIT:

                  The foregoing instrument was acknowledged before me this _______ day of _________________, 2001, by Mark E. Kaplan, Vice President and Chief Financial Officer of WEIRTON STEEL CORPORATION, a Delaware corporation, on behalf of said corporation.

My Commission Expires:
                        ----------------



                                                -------------------------------
                                                        Notary Public
[NOTARIAL SEAL]








                         THIS INSTRUMENT WAS PREPARED BY
                         AND AFTER RECORDING RETURN TO:


                            ------------------------

                            ------------------------

                            ------------------------

                            ------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT A

                       Hot Strip Mill Property Description

                                [to be attached]